Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 15, 2019, among each of the guaranteeing subsidiaries listed on Exhibit A hereto (the "Guaranteeing Subsidiaries"), subsidiaries of Hi-Crush Inc., (or its permitted successor), a Delaware corporation and successor by statutory conversion to Hi-Crush Partners LP, a Delaware limited partnership (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 1, 2018 providing for the issuance of 9.500% Senior Notes due 2026 (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

1.NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

2.NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

3.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

4.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

5.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: July 15, 2019,

GUARANTEEING SUBSIDIAIRES:

WEST TEXAS GOLDEN SPIKE LLC
BULKTRACER HOLDINGS LLC
BULKTRACER LLC
PROPDISPATCH LLC
PROPPANT LOGISTICS LLC
PRONGHORN LOGISTICS HOLDINGS, LLC
PRONGHORN LOGISTICS, LLC
HI-CRUSH PROPPANTS LLC
HI-CRUSH HOLDINGS LLC
HI-CRUSH RUPERT LLC
HI-CRUSH SERVICES LLC
HI-CRUSH GP LLC
FB INDUSTRIES USA INC.
FB LOGISTICS, LLC

By: /s/ Robert E. Rasmus
Name:    Robert E. Rasmus
Title:    Chief Executive Officer

HI-CRUSH INC.

By: /s/ Robert E. Rasmus
Name:    Robert E. Rasmus
Title:    Chief Executive Officer

EXISTING GUARANTORS:

HI-CRUSH OPERATING LLC
HI-CRUSH CHAMBERS LLC
HI-CRUSH FINANCE CORP.
HI-CRUSH WYEVILLE LLC
HI-CRUSH RAILROAD LLC
D & I SILICA, LLC
HI-CRUSH AUGUSTA ACQUISITION CO. LLC
HI-CRUSH AUGUSTA LLC
HI-CRUSH CANADA INC.
HI-CRUSH BLAIR LLC
HI-CRUSH INVESTMENTS INC.
HI-CRUSH LMS LLC
HI-CRUSH PODS LLC
HI-CRUSH PERMIAN SAND LLC
HI-CRUSH WHITEHALL LLC
PDQ PROPERTIES LLC

By: /s/ Robert E. Rasmus
Name:    Robert E. Rasmus
Title:    Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Alejandro Hoyos
Authorized Signatory

EXHIBIT A
WEST TEXAS GOLDEN SPIKE LLC
BULKTRACER HOLDINGS LLC
BULKTRACER LLC
PROPDISPATCH LLC
PROPPANT LOGISTICS LLC
PRONGHORN LOGISTICS HOLDINGS, LLC
PRONGHORN LOGISTICS, LLC
HI-CRUSH PROPPANTS LLC
HI-CRUSH HOLDINGS LC
HI-CRUSH RUPERT LLC
HI-CRUSH SERVICES LLC
HI-CRUSH GP LLC
FB INDUSTRIES USA INC.
FB LOGISTICS, LLC